UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): October 30, 2007

                             HORIZON FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)

      Washington                    0-27062               91-1695422
(State or other jurisdiction     (Commission             (IRS Employer
     of incorporation)           File Number)         Identification No.)

      1500 Cornwall Avenue, Bellingham, Washington           98225
      (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number (including area code):  (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
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     (c) Horizon Financial Corp., the parent company of Horizon Bank, announced on October 30, 2007, that Richard P. Jacobson had been named Chief Executive Officer and a director of Horizon Financial Corp. and Horizon Bank,
effective January 1, 2008.   V. Lawrence Evans, who currently serves as Chief
Executive Officer of Horizon Financial Corp. and Horizon Bank will continue to serve as Chairman of the Board of both entities.

     Mr. Jacobson began his banking career with Horizon Bank in 1985 as a management trainee and is a graduate of the University of Washington. He currently serves as the Chief Financial Officer and Horizon will be initiating a search for a new Chief Financial Officer to succeed Mr. Jacobson.

     Additional information relating to the naming of Mr. Jacobson as Chief Executive Officer is contained in the press release issued by Horizon Financial Corp. on October 30, 2007, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

       (c)    Exhibits

       99.1   Press Release of Horizon Financial Corp. dated October 30, 2007.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                      HORIZON FINANCIAL CORP.

Date: October 31, 2007                By:/s/V. Lawrence Evans
                                         -------------------------------------
                                         V. Lawrence Evans
                                         President and Chief Executive Officer


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                                   Exhibit 99.1

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                                 CONTACTS:   V. Lawrence Evans, Chairman & CEO
                                             Dennis Joines, President & COO
                                             Rich Jacobson, Executive VP & CFO
                                             360.733.3050

    Horizon Financial Promotes Richard P. Jacobson to Chief Executive Officer
    -------------------------------------------------------------------------
                  V. Lawrence Evans to Remain as Chairman
                  ---------------------------------------

BELLINGHAM, WA -October 30, 2007 - Horizon Financial Corp. (NASDAQ: HRZB) announced today Richard P. Jacobson is being promoted to Chief Executive Officer and President of Horizon Financial and CEO and Director of Horizon Bank, effective January 1, 2008. V. Lawrence Evans, currently CEO, will remain as Chairman of the Board of Directors.

"Rich Jacobson is an excellent banker and a natural choice to be my successor, having worked for Horizon for more than 20 years in virtually every department," said Laury Evans, Chairman. "We conducted a thorough national search as part of our overall succession plan, and I believe the Board has chosen the right person to lead Horizon into the future. I have great confidence in his leadership abilities and his skills."

Evans will remain as Chairman of the Board and will continue to be an active member of management and Dennis Joines will continue to serve as President of Horizon Bank. The company will be initiating a search for a new Chief Financial Officer to succeed Jacobson.

Jacobson began his banking career with Horizon Bank in 1985 as a management trainee and has worked his way up through the ranks serving as a branch manager, a loan officer, loan production officer, CRA officer, Chief Financial Officer and Corporate Secretary. A graduate of the University of Washington, Jacobson earned his Bachelor of Arts in Business Administration, with a concentration in Finance. He graduated with honors from the National School of Banking.

A native of Western Washington, Jacobson is active in the Bellingham community as a member of Whatcom North Rotary (past president); past member of the Board of Trustees of Bellingham Golf and Country Club, past member of the United Way finance committee and currently supports various related agencies, including the Boys & Girls Club of Whatcom County.

Horizon Financial Corp. is a $1.3 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: continuing to pay cash dividends, the ability to increase such dividends, successfully targeting new commercial business and expand existing relationships, deposit pricing and the ability to gather core deposits, success in new markets, expense management, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


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